The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement, product supplement and underlying supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated September 3, 2026

PRICING SUPPLEMENT dated September    , 2026

(To the Prospectus dated May 15, 2025,

the Prospectus Supplement dated May 15, 2025,

the Product Supplement No. WF-1 dated May 20, 2025 and the Underlying Supplement dated May 15, 2025)

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A
Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030
■	Linked to the Russell 2000® Index (the “Index”)
■	Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium and, if the securities are not automatically called, whether you are repaid the principal amount of your securities at stated maturity will depend in each case on the closing level of the Index on the relevant call date.
■	Automatic Call. If the closing level of the Index on any call date is greater than or equal to the starting level, the securities will be automatically called for the principal amount plus the call premium applicable to the relevant call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of at least approximately 9.25% per annum (to be determined on the pricing date).
Call Date	Call Premium*
October 4, 2027	At least 9.25% of the principal amount
October 2, 2028	At least 18.50% of the principal amount
October 2, 2029	At least 27.75% of the principal amount
September 30, 2030 (the “final calculation day”)	At least 37.00% of the principal amount
* The actual call premium applicable to each call date will be determined on the pricing date.
■	Potential Loss of Principal. If the securities are not automatically called, you will receive the principal amount at stated maturity if the closing level of the Index on the final calculation day is greater than or equal to the threshold level. If the closing level of the Index on the final calculation day is less than the threshold level, you will receive a maturity payment amount that is less than the principal amount and will have 1-to-1 downside exposure to the decrease in the level of the Index in excess of 10%.
■	The threshold level is equal to 90% of the starting level.
■	Investors may lose up to 90% of the principal amount.
■	Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the Index on the applicable call date significantly exceeds the starting level. You will not participate in any appreciation of the Index.
■	Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PPS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PPS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025, the product supplement no. WF-1 dated May 20, 2025 and the underlying supplement dated May 15, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PPS-11 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PPS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$25.75	$974.25
Total
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $900.00 and $970.00 per security. The estimated value is expected to be less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PPS-6 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of up to $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Terms of the Securities

Issuer:	Barclays Bank PLC
Market Measure[1]:	Russell 2000® Index (Bloomberg ticker symbol “RTY<Index>”) (the “Index”)
Pricing Date:	September 29, 2026
Issue Date:	October 2, 2026
Stated Maturity Date[2]:	October 3, 2030
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the closing level of the Index on any call date is greater than or equal to the starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the Index on the applicable call date significantly exceeds the starting level. You will not participate in any appreciation of the Index.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

If the premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of at least approximately 9.25% per annum (to be determined on the pricing date).

The actual call premium and payment per security upon an automatic call that are applicable to each call date will be determined on the pricing date and will not be less than the values specified in the table below.

Call Dates and Call Premiums[2]:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	October 4, 2027	At least 9.25% of the principal amount	At least $1,092.50
	October 2, 2028	At least 18.50% of the principal amount	At least $1,185.00
	October 2, 2029	At least 27.75% of the principal amount	At least $1,277.50
	September 30, 2030*	At least 37.00% of the principal amount	At least $1,370.00

* We refer to September 30, 2030 as the “final calculation day.”
Call Settlement Date:	Three business days after the applicable call date; provided that the call settlement date for the last call date, the final calculation day, is the stated maturity date

PPS-2

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Maturity Payment Amount:

If the securities are not automatically called, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•   if the ending level is greater than or equal to the threshold level: $1,000; or

•   if the ending level is less than the threshold level:

$1,000 × (performance factor + buffer amount)

If the securities are not automatically called and the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the Index from the starting level in excess of 10% and will lose up to 90% of the principal amount of your securities at stated maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Performance Factor:	The ending level divided by the starting level
Threshold Level:	, which is equal to 90% of the starting level
Buffer Amount:	10%
Starting Level:	, which is the closing level of the Index on the pricing date
Ending Level:	The “ending level” will be the closing level of the Index on the final calculation day.
Closing Level[1]:	“Closing level” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06749JQL8 / US06749JQL88

PPS-3

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of up to $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If the Index is discontinued or if the sponsor of the Index fails to publish the Index, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of the Index. In addition, the calculation agent will calculate the value to be used as the closing level of the Index in the event of certain changes in or modifications to the Index. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

2 If any call date is not a trading day, that call date will be postponed to the next succeeding trading day. A call date will also be postponed if a market disruption event occurs on that call date as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the final calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date is a “calculation day.”

PPS-4

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part, the product supplement no. WF-1 dated May 20, 2025 and the underlying supplement dated May 15, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement, product supplement or underlying supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025:

http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

•	Underlying Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006053/dp228705_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

PPS-5

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Additional Information Regarding Our Estimated Value of the Securities

The final terms for the securities will be determined on the date the securities are initially priced for sale to the public (the “pricing date”) based on prevailing market conditions on or prior to the pricing date and will be communicated to investors orally and/or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately four months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PPS-11 of this pricing supplement.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

PPS-6

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PPS-7

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You anticipate that the closing level of the Index will be greater than or equal to the starting level on one of the call dates.

•	You do not anticipate that the ending level will be less than the threshold level, and you are willing and able to accept the risk that, if it is, you will lose up to 90% of the principal amount of your securities at stated maturity.

•	You are willing and able to forgo participation in any appreciation of the Index, and you understand that any return on your investment will be limited to any call premium that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Index, nor will you have any voting rights with respect to the securities composing the Index.

•	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the closing level of the Index will be less than the starting level on each call date.

•	You anticipate that the ending level will be less than the threshold level, or you are unwilling or unable to accept the risk that, if it is, you will lose up to 90% of the principal amount of your securities at stated maturity.

•	You seek exposure to any upside performance of the Index or you seek an investment with a return that is not limited to any call premium that may be payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Index.

•	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

PPS-8

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PPS-11 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Index, please see the section titled “The Russell 2000® Index” below.

PPS-9

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Determining Payment on a Call Settlement Date and at Maturity

On each call settlement date, whether the securities are automatically called and whether you receive a call premium will each be determined based on the closing level of the Index on the related call date as follows:

On the stated maturity date, if the securities have not been automatically called, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PPS-10

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Index or its components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called, You May Lose Up To 90% Of The Principal Amount Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called, you will receive a maturity payment amount that will be equal to or less than the principal amount, depending on the ending level. If the ending level is less than the threshold level, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the level of the Index in excess of the buffer amount, resulting in a loss of 1% of the principal amount for every 1% decline in the Index in excess of the buffer amount. The threshold level is 90% of the starting level. As a result, you may lose up to 90% of the principal amount of your securities at stated maturity, even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•	Your Return Will Be Limited To The Applicable Call Premium And May Be Lower Than The Return On A Direct Investment In The Securities Composing The Index — You will not participate in the possible increases in the level of the Index through an investment in the securities. Any positive return on the securities will not exceed the applicable call premium, regardless of any increase in the level of the Index, which may be significant. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	Higher Call Premium Rates Are Associated With Greater Risk — The securities offer call premiums at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a call premium on any call settlement date and the risk that you may lose some or a substantial portion of the principal amount at maturity. The volatility of the Index is an important factor affecting this risk. Volatility is a measure of the degree of variation in the level of the Index over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Greater expected volatility of the Index as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the closing level of the Index will be less than the starting level on each call date, such that you will not receive any call premium during the term of the securities, and that the closing level of the Index will be less than the threshold level on the final calculation day such that you will lose some or a substantial portion of the principal amount at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive any call premium during the term of the securities and that you will lose some or a substantial portion of the principal amount at maturity.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	Any Payment On The Securities Will Be Determined Based On The Closing Levels Of The Index On The Dates Specified — Any payment on the securities will be determined based on the closing levels of the Index on the dates specified. You will not benefit from any more favorable level of the Index determined at any other time.

•	Owning The Securities Is Not The Same As Owning The Securities Composing The Index — The return on your securities may not reflect the return you would realize if you actually owned the securities composing the Index. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of the securities composing the Index would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the level of the Index will rise or fall. There can be no assurance that the level of the Index will not close below the starting level on each call date or, if the securities are not called, below the threshold level on the final calculation day. The level of the Index will be influenced by complex and interrelated political, economic, financial and other factors that affect the Index and the securities composing the Index. You should be willing to accept the downside risks associated with equities in general and the Index in particular, and the risk of losing up to 90% of the principal amount.

PPS-11

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Index

•	The Securities Are Subject To Small-Capitalization Companies Risk — The Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

•	The Index Reflects The Price Return Of The Securities Composing The Index, Not The Total Return — The return on the securities is based on the performance of the Index, which reflects changes in the market prices of the securities composing the Index. The Index is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the Index. Accordingly, the return on the securities will not include such a total return feature.

PPS-12

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included As Components Of The Index — Actions by any company whose securities are components of the Index may have an adverse effect on the price of its security, the closing level of the Index on any call date and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. We have derived the information about the Index contained in this pricing supplement and the accompanying underlying supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Index and the index sponsor. The index sponsor will not be involved in the offering of the securities made hereby in any way, and the index sponsor does not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	Adjustments To The Index Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The sponsor of the Index (the “index sponsor”) may add, delete, substitute or adjust the securities composing the Index or make other methodological changes to the Index that could affect its performance. The calculation agent will calculate the value to be used as the closing level of the Index in the event of certain material changes in or modifications to the Index. In addition, the index sponsor may also discontinue or suspend calculation or publication of the Index at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued index or, if no successor index is available, the calculation agent will determine the value to be used as the closing level of the Index. Any of these actions could adversely affect the level of the Index and, consequently, the value of the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

•	The Historical Performance Of The Index Is Not An Indication Of Its Future Performance — The historical performance of the Index should not be taken as an indication of the future performance of the Index. It is impossible to predict whether the closing level of the Index will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the level of the Index are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the Index and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Index or its components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

PPS-13

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any levels of the Index and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Index” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the level of the Index on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Index;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the securities composing the Index;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Expected To Be Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees expected to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

PPS-14

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

PPS-15

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting level, threshold level or ending level applicable to the securities. The actual amount you receive at stated maturity or upon automatic call will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Hypothetical Call Premiums:	A percentage of the principal amount equal to 9.25% for the first call date, 18.50% for the second call date, 27.75% for the third call date and 37.00% for the fourth call date (based on the minimum values specified for the call premiums)
Hypothetical Starting Level:	100.000
Hypothetical Threshold Level:	90.000 (90% of the hypothetical starting level)
Buffer Amount:	10%

The hypothetical starting level of 100.000 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level and threshold level will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical closing levels of the Index, see the historical information set forth under the section titled “The Russell 2000® Index” below. We cannot predict the closing level of the Index on any day during the term of the securities, including on any call date.

Hypothetical Payout Profile

Hypothetical Returns

PPS-16

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

If the securities are automatically called:

If the securities are automatically called, the following table illustrates, for hypothetical call premiums based on a simple (non-compounding) return of approximately 9.25% per annum (the minimum values specified for the call premiums) and each hypothetical call date on which the securities are automatically called, the hypothetical payment per security on the related call settlement date.

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date
1st call date	$1,092.50
2nd call date	$1,185.00
3rd call date	$1,277.50
4th call date	$1,370.00

If the securities are not automatically called:

If the securities are not automatically called, the following table illustrates, for a range of hypothetical performance factors, the hypothetical maturity payment amount payable at stated maturity per security. The performance factor is calculated as the ending level divided by the starting level.

Hypothetical performance factor	Hypothetical maturity payment amount per security
99.00%	$1,000.00
95.00%	$1,000.00
90.00%	$1,000.00
89.00%	$990.00
80.00%	$900.00
75.00%	$850.00
50.00%	$600.00
25.00%	$350.00
0.00%	$100.00

Hypothetical Examples of Payment upon an Automatic Call or at Stated Maturity

Example 1. The closing level of the Index on the first call date is greater than or equal to the starting level. As a result, the securities are automatically called on the first call date.

Hypothetical starting level:	100.000
Hypothetical closing level on first call date:	125.000

Because the hypothetical closing level of the Index on the first call date is greater than or equal to the hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 9.25% of the principal amount. Even though the Index appreciated by 25.00% from the starting level to the closing level on the first call date in this example, your return is limited to the call premium of 9.25% that is applicable to that call date.

On the call settlement date, you would receive $1,092.50 per security.

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing level of the Index on the final calculation day is greater than or equal to the starting level. As a result, the securities are automatically called on the final calculation day.

Hypothetical starting level:	100.000
Hypothetical closing level on call dates prior to the final calculation day:	Various (all below starting level)
Hypothetical closing level on final calculation day:	105.000
Performance factor (ending level divided by starting level):	105.00%

PPS-17

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Because the hypothetical closing level of the Index on each call date prior to the last call date (which is the final calculation day) is less than the hypothetical starting level, the securities are not automatically called prior to the final calculation day. Because the hypothetical closing level of the Index on the final calculation day is greater than or equal to the starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 37.00% of the principal amount.

On the call settlement date (which is the stated maturity date), you would receive $1,370.00 per security.

Example 3. The securities are not automatically called prior to maturity. The ending level is less than the starting level but greater than or equal to the threshold level. As a result, the maturity payment amount is equal to the principal amount of your securities at maturity.

Hypothetical starting level:	100.000
Hypothetical closing level on call dates prior to the final calculation day:	Various (all below starting level)
Hypothetical ending level:	95.000
Hypothetical threshold level:	90.000
Performance factor (ending level divided by starting level):	95.00%

Because the hypothetical closing level of the Index on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is not less than the hypothetical threshold level, you would be repaid the principal amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called prior to maturity. The ending level is less than the threshold level. As a result, the maturity payment amount is less than the principal amount of your securities at maturity.

Hypothetical starting level:	100.000
Hypothetical closing level on call dates prior to the final calculation day:	Various (all below starting level)
Hypothetical ending level:	50.000
Hypothetical threshold level:	90.000
Performance factor (ending level divided by starting level):	50.00%

Because the hypothetical closing level of the Index on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is less than the hypothetical threshold level, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $600.00 per security, calculated as follows:

$1,000 × (performance factor + buffer amount)

= $1,000 × (50.00% + 10.00%)

= $600.00

On the stated maturity date, you would receive $600.00 per security.

PPS-18

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

The Russell 2000® Index

The Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the Index, see “Indices—The Russell Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels displayed in the graph below from Bloomberg Professional® service without independent verification. The historical performance of the Index should not be taken as an indication of the future performance of the Index. Future performance of the Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the Index during the term of the securities, including on any call date. We cannot give you assurance that the performance of the Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2021 to August 28, 2026. The closing level on August 28, 2026 was 2,972.372.

* The dotted line indicates a hypothetical threshold level of 90% of the closing level of the Index on August 28, 2026. The actual threshold level will be equal to 90% of the starting level.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-19

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Russell 2000® Index due October 3, 2030

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. As discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Index. Assuming this treatment is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities.  This gain or loss on your securities should be treated as short-term capital gain or loss unless you hold your securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the original issue price. The deductibility of capital losses is subject to limitations. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

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